Precipio CEO Provides Update Letter To Shareholders

NEW HAVEN, CT, (June 17, 2019) – Specialty diagnostics company Precipio, Inc.  (NASDAQ: PRPO), provides an update to its shareholders.

Dear Investors:

We are all aware of the recent pricing pressure on Precipio’s stock. To this end, we would like to provide an update of both our business activities and to reiterate investor communication practices.

Business Activities:

First, we would like to address the business activities surrounding our new products, IV-Cell and HemeScreen. Both products address critical, costly and lengthy diagnostic pathology challenges for cancer testing on a world-wide basis. Simply put, these products solve major clinical, operational, and cost issues that have existed for decades. Both IV-Cell and Hemescreen are proprietary to Precipio and have patents pending.

As the products we make are critical to diagnosing cancer, incorporating them into a manufacturing process or into the customer’s laboratory work flow is a careful and precise process that requires in depth testing and validation, in order to ensure that accurate results are reached – as it should be. Introducing these products by large companies we are working with, always takes longer than we hope for; often times smaller companies like us use our own rapid process as a proxy, and subsequently we underestimated the length of time to complete formal independent third-party validation studies and customer in-house reviews.

With regard to the IV-Cell progress (and other technologies) -  as recently announced, we’ve identified the manufacturer for IV-Cell. As some of you correctly pointed out, “why would we need such a manufacturer if we didn’t anticipate large contracts?”. This is a correct assumption and we are working with several customers both domestically and internationally to trial, validate and bring on board the media. As mentioned above, This is not a simple process, but once concluded we will be sure to inform the market.

These validation studies are projected to be complete by late Q3, and (assuming successful validation), be converted into orders and subsequent revenues. While the delay is extremely disappointing, we can report that all outside testing results received so far have successfully replicated our internal data.  As we progress and continue to achieve material milestones, we will issue additional investor communications.

Bottom line - Nothing has changed:

•	These products work and deliver value
•	Customers can benefit significantly from clinical, operational and cost benefits
•	We are engaged with major players at the highest level
•	We strongly believe this will convert into substantial revenue for the company

No Equity Raise:

Second, we would like to reiterate our prior announcements, that there are no plans to execute an equity raise.  The company’s cash reserves, combined with the September 2018 equity line are projected to provide sufficient operating runway to grow our pathology business, complete external product validation studies and successfully market IV-Cell and HemeScreen to our targeted customers.

Our goal is to continue to make strides towards cash flow positive there the company no longer needs to rely on outside capital sources to fund its operations. We believe that with our new suite of products such as IV-Cell and Hemscreen, generating good revenue and gross margin, this is achievable and within sight.

News release policy:

The company has always attempted to provide feedback, information and transparency to all our shareholders. When we have material news, we are eager to share; we have never “held back” any news, have no reason to and do not intend to do so. Day-to-day we focus on building our business and expanding our technology. We believe we have the right business model, eliminating misdiagnosis of cancer through expertise and technologies we’ve developed. Our mission is to create long-term value.

In the past and most recently, we know we are under assault by the shorting interests. We stand firm in knowing that the best way to solve this issue is to create value through operating a growing and profitable business. Like you, we are pained by the abusive nature of shorting in the market. Unfortunately, the only tool we have at our disposal is continued results. While we know many of you would love to see news every day, we strongly believe that news must be meaningful and material in order for it to be impactful. We want to avoid the “cry wolf” situation.  We are determined to reach the point where the market recognizes our value and responds accordingly and we are certain that this will be reflected in the share price. That day will come; you have mine and my team’s commitment to that.

To the investors who have been with us, creating value will not happen overnight; and it will not happen in a straight line – there will be ups & down, as is common for a micro-cap healthcare company. Many of you seem to think that the company has news and is “holding back”; or that the company is purposely delaying either the achievement, or announcement of results. This could not be further from reality. When we have material news regarding the business we share it.

As indicated in our recent metrics release, we are well poised for continued growth with regard to the pathology services growth. We will be tracking & reporting these metrics quarterly, to continue to provide transparency to our shareholders.

Going forward:

As mentioned above, we will continue to share pertinent information as quickly as I can.  As always, we welcome you emails to our investors@precipiodx.com email. Rest assured, we read each one. Like you, we are all shareholders, and my team and I have invested the past 8 years of our lives to build this important company.  Whenever allowed by SEC regulations I personally purchase Precipio stock.

In summary, we believe we are in a position to create long term value for our shareholders.

Thank you for your ongoing support.

As always at your service,

Ilan Danieli

CEO, Precipio

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to ICP technology, including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on April 19, 2019 , the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and on the Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888